UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 21, 2006

Neose Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27718	13-3549286
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

102 Witmer Road, Horsham, Pennsylvania		19044
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	215-315-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 21, 2006, Neose Technologies, Inc. (the "Company") entered into an amendment (the "Amendment") to its Research, Development and License Agreement with Novo Nordisk A/S ("Novo") dated as of November 17, 2003, as previously amended (the "Novo Agreement").

Under the Novo Agreement, the Company is conducting work on next-generation versions of two undisclosed proteins. The Amendment provides for a two-month extension of a project related deadline with regard to one of the proteins in exchange for the advance, non-refundable payment of certain research costs related to the protein that are expected to be incurred by the Company between the date of the Amendment and the new deadline.

The Company does not have any material relationship with Novo Nordisk or its affiliates other than:
• in respect of the Novo Agreement and the Amendment; and
• in respect of a separate Research, Development and License Agreement with Novo Nordisk A/S and Novo Nordisk Health Care AG, dated November 17, 2003, as amended, under which the Company is conducting work on next-generation versions of a currently marketed Novo protein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neose Technologies, Inc.

February 22, 2006	By:	C. Boyd Clarke

Name: C. Boyd Clarke
Title: Chairman and Chief Executive Officer